EXHIBIT 10.36


                        CONFIDENTIAL TREATMENT REQUESTED

                 [LETTERHEAD OF EUROPLAY CAPITAL ADVISORS, LLC]


October 1, 2007

PERSONAL AND CONFIDENTIAL

Colin Dyne
Chief Executive Officer
People's Liberation,
Inc. 150 W. Jefferson St.
Los Angeles, CA.


Dear Colin:

         This letter confirms the understanding and agreement (the "Agreement") between People's Liberation, Inc. ("PL" together with its subsidiaries and affiliates, the "Company") and Europlay Capital Advisors, LLC. ("ECA") as follows:

         1. ENGAGEMENT; SERVICES; TERM. The Company hereby retains ECA as its exclusive financial advisor to provide financial advisory and investment banking services in connection with a review of the Company's various possible strategic alternatives available to the Company and other services as described in Schedule B attached hereto. ECA's engagement will include advising the Company with respect to any of the transactions or potential transactions described in Schedule C hereto which Schedule is incorporated herein by reference (any one of which is referred to herein as a "Transaction").

         The Company agrees that neither it, its controlling equity holders or other affiliates, nor its management will initiate any discussions regarding a Transaction during the term of this Agreement, except through ECA. In the event the Company, its controlling equity holders or affiliates, or its management receive any inquiry regarding a Transaction, ECA will be promptly informed of such inquiry so that it can evaluate such party and its interest in a Transaction, and assist the Company in any resulting negotiations.

         This Agreement shall have an initial term of twelve (12) months, and thereafter shall be extended on a month-to-month basis upon the parties' mutual ; PROVIDED, HOWEVER, that no expiration or termination of this Agreement shall affect (a) the Company's indemnification, reimbursement, contribution and other obligations as set forth on Schedule A attached hereto, (b) the confidentiality provisions set forth herein and Sections 5-8 hereof, and (c) ECA's right to receive, and the Company's obligation to pay, any and all fees and expenses due, and whether or not any Transaction shall be consummated prior to or subsequent to the effective date of termination, all as more fully set forth in this Agreement.



             15260 Ventura Blvd, Suite 2000, Sherman Oaks, CA 91403
                      Tel. 818-444-4400 Fax. 818-444-4401

Colin Dyne
People's Liberation, Inc.
October 1, 2007                                                              -2-


         2. FEES AND EXPENSES. The Company shall grant ECA a five-year warrant to purchase 250,000 shares of the Company's common stock (the "Warrant") for its services as described in Schedule D attached hereto. In addition, the Company will pay ECA a monthly fee of US$5,000 per month in advance, which fees will be treated as an advance against the fees to be paid to ECA pursuant to Schedule D hereto.

         The Warrants will contain customary terms and conditions including but not limited to cashless exercise, and registration rights. The Warrants will have an exercise price equal to the closing price of the Company's common stock on the date of execution of this Agreement, and will vest in twelve monthly installments of 20,833 (rounding adjustment to be made in final installment) beginning on the last day of the month following the execution date of this Agreement.

         If this Agreement is terminated for any reason, and the Company consummates, or enters into an agreement in principle to engage in (and which subsequently closes), a Transaction within three (3) months after such termination date with any party which (i) ECA identified, contacted or with whom ECA or the Company had discussions regarding a potential Transaction during the term of this agreement, or (ii) reviewed information prepared with the assistance by ECA concerning the Company and/or the proposed Transaction, ECA shall be entitled to receive its Transaction Fee upon the consummation of such Transaction as if no such termination had occurred.

         Additionally, and regardless of whether any Transaction is consummated, ECA shall be entitled to reimbursement of its reasonable, actual out-of-pocket expenses incurred from time to time during the term hereof in connection with the services to be provided under this Agreement, promptly after invoicing the Company therefor but in no event greater than US$2,500 without the Company's prior approval. Out-of-pocket expenses shall include, without limitation, travel expenses, duplicating charges, printing costs, computer and research charges, messenger services, long-distance and cellular telephone calls, facsimile charges, customary administrative, overhead and MIS charges, attorneys' fees and related legal expenses.

         All amounts payable to ECA shall be made by cheek or in same day funds by wire transfer, in lawful money of the United States, (i) to such accounts as ECA shall determine upon written notice to the Company, and (ii) exclusive of value added tax, withholding tax, and any other similar taxes ("Taxes"). All amounts charged by ECA will be invoiced together with Taxes where appropriate. All invoicing will be in U.S. dollars.

         3. INFORMATION. The Company will furnish ECA with such information regarding the business and financial condition of the Company as is reasonably requested, all of which will be, to the Company's best knowledge, accurate and complete in all material respects at the time furnished. The Company further represents and warrants that any projections have been prepared in good faith based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company will promptly notify ECA if it learns of any material misstatement in, or material omission from, any information previously delivered to ECA. ECA may rely, without independent verification, on the accuracy and completeness of all information furnished by the Company or any other potential party to any Transaction. The Company understands that ECA will not be responsible for independently verifying the accuracy of such information, and shall not be liable for any inaccuracies therein. Except as may be required by law or court process, any opinions or advice (whether written or oral) rendered by ECA pursuant to this Agreement are intended solely for the benefit and use of the Company, and may not be publicly disclosed in any manner or made available to third parties (other than the Company's

Colin Dyne
People's Liberation, Inc.
October 1, 2007                                                              -3-


management, directors, advisors, accountants and attorneys) without the prior written consent of ECA, which consent shall not be unreasonably withheld.

         4. INDEMNIFICATION; STANDARD OF CARE. The Company agrees to provide indemnification, contribution and reimbursement to ECA and certain other parties in. accordance with, and further agrees to be bound by the other provisions set forth in, Schedule A attached hereto.

         5. OTHER SERVICES. To the extent ECA is requested by the Company to perform any financial advisory or investment banking services which are not within the scope of this assignment (such as rendering a fairness opinion), such fees shall be mutually agreed upon by ECA and the Company in writing, in advance, depending on the level and type of services required, and shall be in addition to the fees and expenses described hereinabove. Except as set forth in the preceding sentence, if ECA is called upon to render services directly or indirectly relating to the subject matter of this Agreement (including, but not limited to, producing documents, answering interrogatories, giving depositions, giving expert or other testimony, and whether by subpoena, court process or order, or otherwise), the Company shall pay ECA's then current hourly rates for the persons involved by the time expended in rendering such services, including, but not limited to, time for meetings, conferences, preparation and travel, and all related reasonable out-of-pocket costs and expenses, and the reasonable legal fees and expenses of ECA's legal counsel incurred in connection therewith.

         6. ATTORNEYS' FEES. If any party to this Agreement brings an action directly or indirectly based upon this Agreement or the matters contemplated hereby against another party, the prevailing party shall be entitled to recover, in addition to any other appropriate amounts, its reasonable costs and expenses in connection with such proceeding, including, but not limited to, reasonable attorneys' fees and court costs.

         7. CREDIT. Upon consummation of any Transaction, ECA may, at its own expense, place announcements in financial and other newspapers and periodicals (such as a customary "tombstone" advertisement) describing its services in connection therewith.

         8. MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, however, is intended to confer or does confer on any person or entity, other than the parties hereto and their respective successors and permitted assigns and, to the extent expressly set forth in Schedule A attached hereto, the Indemnified Parties, any rights or remedies under or by reason of this Agreement or as a result of the services to be rendered by ECA hereunder.

          The Company acknowledges that ECA and its affiliates have and will continue to have investment banking and other relationships with parties other than the Company pursuant to which ECA may acquire information of interest to the Company. The Company further acknowledges that ECA shall have no obligation to disclose such information to the Company, or to use such information in connection with any contemplated Transaction.

          The Company and ECA acknowledge, that Murray Markiles, a member of ECA, is also a partner of Stubbs Alderton and Markiles, LLP ("SAM"), one of the Company's outside legal services providers. The Company acknowledges and agrees, that the services of ECA do not include legal services and that any legal services provided by Mr. Markiles are provided solely in his capacity as a Partner of SAM and pursuant to the engagement agreement between the Company and SAM. The Company agrees that it has received full disclosure of potential conflicts resulting from the foregoing and, taking separate advice, has determined to waive any such conflicts and proceed with this engagement.

Colin Dyne
People's Liberation, Inc.
October 1, 2007                                                              -4-


         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect pursuant to the terms hereof. The Company agrees that it will be solely responsible for ensuring that any Transaction complies with applicable law. This Agreement incorporates the entire understanding of the parties regarding the subject matter hereof, and supersedes all previous agreements or understandings regarding the same, whether written or oral. This Agreement may not be amended, and no portion hereof may be waived, except in a writing duly executed by the parties.

         With respect to all investment banking services to be rendered pursuant to this Agreement, the Company agrees that such services have been and will be provided by ECA Securities, LLC. a registered securities broker-dealer and an affiliate of ECA, and that all fees and other compensation payable pursuant to a Transaction shall be payable to ECA Securities, LLC. Company hereby agrees to accept the performance of investment banking services from ECA Securities, LLC, and to pay all compensation related to such investment banking services to ECA Securities, LLC.

         The parties agree that all prior engagement letters between the Company and ECA are in full force and effect and the terms hereof shall not affect or vary the terms of such engagements.

         THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO SUCH STATE'S RULES CONCERNING CONFLICTS OF LAWS. EACH OF ECA AND THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS EQUITY HOLDERS) WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THE ENGAGEMENT OF ECA PURSUANT TO, OR THE PERFORMANCE BY ECA OF THE SERVICES CONTEMPLATED BY, THIS AGREEMENT. REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF THE PARTIES HERETO, EACH PARTY HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY CLAIMS OR DISPUTES BETWEEN THE PARTIES ARISING OUT OF OR RELATED TO THIS
AGREEMENT SHALL BE BROUGHT IN ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA.

Colin Dyne
People's Liberation, Inc.
October 1, 2007                                                              -5-


         We look forward to working with you on this assignment. Please confirm that the foregoing terms are in accordance with your understanding by signing and returning the enclosed copy of this Agreement, together with the Warrants.

Very truly yours,


EUROPLAY CAPITAL ADVISORS, LLC.



By:  /s/ Joseph Miller
     -----------------------------
         Joseph Miller
         Managing Director



Accepted and agreed to as of _______________.

PEOPLE'S LIBERATION, INC.



By:  /s/ Colin Dyne
     -----------------------------
         Colin Dyne
         Chief Executive Officer

                                   SCHEDULE A

         This Schedule is attached to, and constitutes a material part of, that certain agreement dated October 1, 2007, addressed to PL by ECA (the "Agreement"). Unless otherwise noted, all capitalized terms used herein shall have the meaning set forth in the Agreement.

         As a material part of the consideration for the agreement of ECA to furnish its services under the Agreement, the Company agrees to indemnify and hold harmless ECA and its affiliates, and their respective past, present and future directors, officers, shareholders, employees, agents and controlling persons within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the "Indemnified Parties"), to the fullest extent lawful, from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, arising out of or related to the Agreement, any actions taken or omitted to be taken by an Indemnified Party (including acts or omissions constituting ordinary negligence) in connection with the Agreement, or any Transaction or proposed Transaction contemplated thereby. In addition, the Company agrees to reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by them in respect thereof at the time such expenses are incurred; PROVIDED, HOWEVER, the Company shall not be liable under the foregoing indemnity and reimbursement agreement for any loss, claim, damage or liability which is finally judicially determined to have resulted primarily from the willful misconduct or gross negligence of any Indemnified Party.

         If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless, the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and ECA, on the other hand, in connection with the actual or potential Transaction and the services rendered by ECA. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or otherwise, then the Company shall contribute to such amount paid or payable by any Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of the Company, on the one hand, and ECA, on the other hand, in connection therewith, as well as any other relevant equitable considerations. Notwithstanding the foregoing, the aggregate contribution of all Indemnified Parties to any such losses, claims, damages, liabilities and expenses shall not exceed the amount of fees actually received by ECA pursuant to the Agreement.

         The Company shall not effect any settlement or release from liability in connection with any matter for which an Indemnified Party would be entitled to indemnification from the Company, unless such settlement or release contains a release of the Indemnified Parties reasonably satisfactory in form and substance to ECA. The Company shall not be required to indemnify any Indemnified Party for any amount paid or payable by such party in the settlement or compromise of any claim or action without the Company's prior written consent.

         The Company further agrees that neither ECA nor any other Indemnified Party shall have any liability, regardless of the legal theory advanced, to the Company or any other person or entity (including the Company's equity holders and creditors) related to or arising out of ECA's engagement, except for any liability for losses, claims, damages, liabilities or expenses incurred by the Company which are finally judicially determined to have resulted primarily from the willful misconduct or gross negligence of any Indemnified Party. The indemnity, reimbursement, contribution and other obligations and agreements of the Company set forth herein shall apply to any modifications of the Agreement, shall be in addition to any liability which the Company may otherwise have, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and each Indemnified Party. The foregoing provisions shall survive the consummation of any Transaction and any termination of the relationship established by the Agreement.

                                   SCHEDULE B

         This Schedule is attached to, and constitutes a material part of, that certain agreement dated October 1, 2007, addressed to PL by ECA (the "Agreement"). Unless otherwise noted, all capitalized terms used herein shall have the meaning set forth in the Agreement. ECA's services will be provided with the direct involvement of, and under the direct supervision of, senior members of ECA, and such services will include, if requested by the Company:

         (a) preparation of income statement, balance sheet and cash flow forecasts for the financial performance of the Company and its proposed capital raise and or acquisitions;

         (b)      preparation  of  strategic  alternatives   presentation,   and
                  discuss of such presentation with the Company's management and/or board of directors.

         (c) soliciting, coordinating and evaluating indications of interest and proposals regarding one or more Transactions, as directed by the Company, as described on Schedule C of this Agreement;

         (d) advising the Company as to the structure of each Transaction (including the valuation of any non-cash consideration) and assisting the Company with any due diligence investigation of any proposed Transaction;

         (e)      negotiating  the  financial  aspects,   and  facilitating  the
                  consummation, of each Transaction; and

         (f) providing such other financial advisory and investment banking services reasonably necessary to accomplish the foregoing.

                                   SCHEDULE C

         This Schedule is attached to, and constitutes a material part of, that certain agreement dated October 1, 2007, addressed to PL by ECA (the "Agreement"). Unless otherwise noted, all capitalized terms used herein shall have the meaning set forth in the Agreement The transactions or potential transactions with respect to which ECA will advise the Company on an exclusive basis include the following transactions (each a "Transaction"):

         (i) any proposals for the private placement of equity, preferred stock, convertible notes, unsecured or non-senior debt securities, senior notes, bank debt or a securitization (the "Financing") to provide financing to the Company and/or its subsidiaries and affiliates in one or more transactions based in whole or in part on the value of the Company and further wherein the potential investor has reviewed any materials prepared by ECA such as financial models, strategic alternatives presentation, etc. (each, a "Financing Transaction"). It is expressly understood that this engagement does not constitute any commitment, express or implied, on the part of ECA to provide, and does not ensure the successful placement of, any portion of the Financing;

         (ii) any proposals for the Company to make a minority, joint venture or control investment in, or to acquire an economic interest in the capital stock or assets of a third party (the "Target") in either a single transaction or a series of transactions; whether by tender or exchange offer, purchase, acquisition, business combination, or otherwise (a "Purchase Transaction").

                                   SCHEDULE D

         This Schedule is attached to, and constitutes a material part of, that certain agreement dated October I, 2007, addressed to PL by ECA (the "Agreement"). Unless otherwise noted, all capitalized terms used herein shall have the meaning set forth in the Agreement. The cash retainer fees set out in
Section 2 of this Agreement shall be treated as an advance against the following transaction fees (each a "Transaction Fee") which will be paid by the Company to ECA, as set forth below:

         (i) upon the consummation of each Financing Transaction, the Company agrees to pay ECA a Transaction Fee equal to the sum of ***% of the aggregate amount of all equity and equity equivalents raised or committed (including convertible securities and preferred). In event of straight debt financing, the parties will negotiate in good faith any fees payable to ECA; plus

         (ii) upon the consummation of each Purchase Transaction, the Company agrees to pay ECA a Transaction Fee equal to ***% of the Transaction Value (as hereafter defined); plus

         If a fairness or other opinion (the "Opinion") is requested, the Company and ECA will enter into a separate agreement containing customary terms and conditions for such an assignment and such other terms and conditions (including the fee for rendering the Opinion) as are mutually agreed upon by the parties.

         For the purpose of calculating the Transaction Fee, the Transaction Value shall be defined as the total proceeds and other consideration paid or received, or to be paid or received, in connection with a Transaction (which consideration shall be deemed to include amounts in escrow), including, without limitation, cash, notes, securities, and other property; payments made in installments; amounts payable under consulting agreements, above-market employment contracts, non-compete agreements or similar arrangements; and Contingent Payments (as defined below). In addition, if any of the Company's (or an acquisition target's) interest-bearing liabilities are assumed, decreased or paid off in conjunction with a Sale Transaction, or any of the Company's (or Target's) assets are retained, sold or otherwise transferred to another party prior to the consummation of the Transaction, the Transaction Value will be increased to reflect the fair market value of any such assets or interest-bearing liabilities. Contingent Payments shall be defined as the fair market value of consideration received or receivable (or paid or payable) by the Company, its employees, former or current equity holders and/or any other parties in the form of deferred performance-based payments, "earn-outs", or other contingent payments based upon the future performance of the Company (or the target) or any of its businesses or assets.

         For the purpose of calculating the consideration received in the Transaction, any securities (other than a promissory note) will be valued at the time of the closing of the Transaction (without regard to any restrictions on transferability) as follows: (i) if such securities are traded on a stock exchange, the securities will be valued at the average last sale or closing price for the ten trading days immediately prior to the closing of the Transaction; (ii) if such securities are traded primarily in over-the-counter transactions, the securities will be valued at the mean of the closing bid and asked quotations similarly averaged over a ten trading day period immediately prior to the closing of the Transaction; and (iii) if such securities have not been traded prior to the closing of the Transaction, ECA will prepare a valuation of the securities, and ECA and the Company will negotiate in good faith to agree on a fair valuation thereof for the purposes of calculating the Transaction Fee. The value of any purchase money or other promissory notes shall be deemed to be the face amount thereof. In the event the Transaction Value includes any Contingent Payments, the Company and ECA will negotiate in good faith to agree on that portion of the Transaction Fee to be paid to ECA as of the closing of the Transaction in consideration thereof.


*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission (`SEC") and have been filed separately with the SEC.